UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2006

DOBSON COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	000-29225 (Commission File Number)	73-1513309 (I.R.S. Employer Identification No.)
14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (405) 529-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events
     On April 25, 2006, American Cellular Corporation, a subsidiary of Dobson Communications Corporation (the “Company”), announced that it has agreed to purchase wireless assets in Texas 15 Rural Service Area (RSA) as well as additional PCS wireless spectrum in Tom Green, Brown, Comanche and Mills counties. The total purchase price for these assets is approximately $25 million. The purchase is subject to approval by the Federal Communications Commission (“FCC”). The Company expects to close on the purchase of non-spectrum assets in the next 45 days and to close on the spectrum purchase in the third quarter of 2006, after FCC approval. A copy of the press release is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:
          99.1     Press Release dated April 25, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOBSON COMMUNICATIONS CORPORATION
Date: April 27, 2006	By:	/s/ Ronald L. Ripley
	Name:	Ronald L. Ripley
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 25, 2006

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